UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2022

GUERRILLA RF, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-56238	85-3837067
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1196 Pleasant Ridge Road, Suite 5 Greensboro, NC	27409
(Address of principal executive offices)	(Zip Code)

(336) 510-7840
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 11, 2022 (the “Effective Date”), Guerrilla RF, Inc. a Delaware corporation (the “Company”) entered into a loan agreement (the “Loan Agreement”) with Salem Investment Partners V, Limited Partnership, a North Carolina limited partnership (“Salem”).  The Loan Agreement provides for a loan facility in the aggregate amount of up to $8.0 million (the “Loan Facility”).

The Loan Facility provides for an initial advance of $5.0 million, and additional advances over the next twelve months of up to $3.0 million at Salem’s discretion.  The Loan Facility has a five-year term, is secured by a second-priority lien on essentially all of the Company’s assets and provides for aggregate interest payments of 13.0% per annum, with 11.0% payable in cash and 2.0% paid-in-kind, with the principal and outstanding interest due in August 2027.  In addition to a 2.0% fee paid prior to closing, the Company issued Salem 150,000 shares of common stock as consideration for the Loan Facility.  The Company will issue up to an additional 150,000 shares in the event that Salem makes additional advances.

The Loan Facility has a five-year term.  Should the Company repay the loan during the first three years of the term, it may be required to pay a prepayment premium equal to (i) 3.0% of the prepaid principal during year 1, (ii) 2.0% of the prepaid principal during year 2, and (iii) 1.0% of the prepaid principal during year 3.

The Loan Facility contains customary affirmative and negative covenants that impose restrictions on the Company’s financial and business operations, including limitations on liens, indebtedness, fundamental changes and changes in the nature of the Company’s business.  In addition, the Loan Facility provides that the Company must maintain compliance with a maximum leverage ratio and a minimum liquidity covenant.  The Loan Facility also contains customary representations and warranties.

On August 11, 2022, in connection with the closing of the Loan Facility, the Company paid off its obligations under its Economic Injury Disaster Loan (EIDL) loan from the Small Business Administration.  As of June 30, 2022, the Company had $150 thousand of principal outstanding on the EIDL loan and accrued interest of $12 thousand.  On August 11, 2022, the Company repaid the entire outstanding principal and accrued interest of the EIDL loan.

The foregoing description of the Loan Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the loan documents, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1, 10.2, 10.3, and 10.4, and incorporated herein by reference.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The shares were issued to Salem in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

EXHIBIT INDEX

Exhibit Number	Description
10.1	Loan Agreement, dated August 11, 2022, by and among Guerrilla RF, Inc. and Guerrilla RF Operating Corporation, as Borrowers, and Salem Investment Partners V, Limited Partnership as Lender and Collateral Agent*
10.2	Security Agreement, dated August 11, 2022, by and among Guerrilla RF, Inc. and Guerrilla RF Operating Corporation, as Grantors, and Salem Investment Partners V, Limited Partnership as Collateral Agent*
10.3	Term Note, dated August 11, 2022, issued to Salem Investment Partners V, Limited Partnership
10.4	Multi-Draw Note, dated August 11, 2022, issued to Salem Investment Partners V, Limited Partnership
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K.  Guerrilla RF, Inc. hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUERRILLA RF, INC.

Date: August 17, 2022	By:	/s/ Ryan Pratt
Ryan Pratt
Chief Executive Officer and Director